Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 23, 2014, is by and among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of March 30, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of November 29, 2011, that certain Second Amendment to Credit Agreement dated as of November 29, 2011, that certain Third Amendment to Credit Agreement dated as of May 10, 2013, that certain Fourth Amendment to Credit Agreement dated as of May 12, 2014, that certain Fifth Amendment to Credit Agreement dates as of July 22, 2014, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1           New Definition.  The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Liquidity” shall mean the sum of (a) the unused amount under the Revolving Facility plus (b) the amount of unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries in excess of ten million dollars ($10,000,000).

“Specified Notice” shall have the meaning set forth in Section 7.1(d).

1.2           Amendment to Article V.  A new Section 5.17 is hereby added to the end of Article V to read as follows:

5.17        Minimum Liquidity.  At all times prior to the delivery of a Specified Notice, Liquidity will be not less than $250,000,000 less the aggregate amount of all Restricted Payments made after December 1, 2014 on the 2018 Senior Notes.

1.3           Amendment to 7.1(c).  Subclause (i) contained in Section 7.1(c) is hereby amended and restated in its entirety to read as follows:

(i)   Any Credit Party or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 5.3(a) or (b), 5.5, 5.10, 5.12, 5.17, or Article VI hereof (but only to the extent that the failure to perform or observe the covenants in Section 6.1, 6.2 and/or 6.3 involves an aggregate amount in excess of $1,000,000); or

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1.4           Amendment to 7.1(d).  The following language is hereby added immediately following clause (i)(B) of Section 7.1(d) of the Credit Agreement:

; provided, that, notwithstanding the foregoing, at all times prior to the delivery of a notice from the Borrower to the Administrative Agent stating that the exception contained in this proviso is no longer required (a “Specified Notice”), the occurrence of any acceleration or demand for acceleration, repayment, redemption or repurchase of or any default or event of default under the 2018 Senior Notes or the related indenture (each an “Other Debt Action”) proximately caused by the Initial Enova Disposition shall not result in a Default or Event of Default pursuant to this clause (i);

1.5           Conditions to Extensions of Credit.

(a)   The obligation of each Lender to make any Extension of Credit will not be affected by the occurrence of any Other Debt Action proximately caused by the Initial Enova Disposition.

(b)   The Credit Parties and Lenders agree that the occurrence of any Other Debt Action proximately caused by the Initial Enova Disposition will not be deemed an event or circumstance that could reasonably be expected to give rise to or have a Material Adverse Effect.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1           Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)           Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrower, the Required Lenders and the Administrative Agent, and acknowledged and agreed to by the Guarantors;

(b)           Default.  After giving effect to this Amendment, no Default or Event of Default shall exist; and

(c)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1           Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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3.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)           Except as expressly set forth in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations of the Credit Parties.

3.4           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this Amendment.

3.7           Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original.

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3.9           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	CASH AMERICA INTERNATIONAL, INC.

	By:	/s/ Austin D. Nettle
	Name:	Austin D. Nettle
	Title:	Vice President – Finance and Treasurer

GUARANTORS:	CASH AMERICA MANAGEMENT L.P.
CASH AMERICA PAWN L.P.

	By:	Cash America Holding, Inc.,
The General Partner of each of the foregoing entities

		By:	/s/ Austin D. Nettle
		Name:	Austin D. Nettle
		Title:	Vice President and Treasurer

OHIO NEIGHBORHOOD CREDIT SOLUTIONS, LLC

	By:	Ohio Neighborhood Finance, Inc.,
Its sole member

		By:	/s/ Austin D. Nettle
		Name:	Austin D. Nettle
		Title:	Vice President and Treasurer

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA GLOBAL FINANCING, INC.
CASH AMERICA GLOBAL SERVICES, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF COLORADO
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA INTERNET SALES, INC.
CASH AMERICA OF MEXICO, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
GEORGIA CASH AMERICA, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
OHIO NEIGHBORHOOD FINANCE, INC.
STRATEGIC RECEIVABLE MANAGEMENT SOLUTIONS, LLC
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By:	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President – Finance and Treasurer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

	By:	/s/ Jeff Bundy
	Name:	Jeffrey D. Bundy
	Title:	Vice President

LENDERS:	KEYBANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Geoff Smith
	Name:	Geoff Smith
	Title:	Senior Vice President

LENDERS:	U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Senior Vice President

LENDERS:	AMEGY BANK NA, as a Lender

	By:	/s/ Claire Harrison
	Name:	Claire Harrison
	Title:	Vice President

LENDERS:	FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ David J. Ward
	Name:	David J. Ward
	Title:	Senior Vice President

LENDERS:	BOKF, NA dba Bank of Texas, as a Lender

	By:	/s/ Mattson H. Uihlein
	Name:	Mattson H. Uihlein
	Title:	Banking Officer